EXHIBIT 10.3

REVENUE PARTICIPATION AGREEMENT WITH PRESLEY AND PATRICIA STACEY REED
AND RAYMOND AND JOAN BONANNO DATED DECEMBER 5, 2011

EXECUTION VERSION

REVENUE PARTICIPATION AGREEMENT

This Revenue Participation Agreement (the “Agreement”) is made as of December 5, 2011 (the “Effective Date”), by and between Spicy Pickle Franchising, Inc., a Colorado corporation (the “Company”), Presley Reed and Patricia Stacey Reed (collectively, the “Reeds”), and Raymond BonAnno and Joan BonAnno (collectively, the “BonAnnos”, and together with the Reeds, the “Lenders”).  Each of the Company, the Reeds, and the BonAnnos are sometimes individually referred to herein as a “Party” and sometimes collectively as the “Parties.”

WHEREAS, the Company has entered into a Loan Agreement with the Lenders, dated of even date herewith (the “Loan Agreement”);

WHEREAS, in connection with the Loan Agreement, the Company has issued Senior Secured Promissory Notes to the Lenders, dated of even date herewith (the “Notes”); and

WHEREAS, as a condition to the consummation of the transactions contemplated by the Loan Agreement and the Notes and to induce the Lenders to consummate the transactions set forth in the Loan Agreement and the Notes, the Company has agreed that the Lenders will participate in the revenue generated by the Company until such time as the Notes, including all principal and interest accrued thereon, are repaid in full.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, for other good and valuable consideration, the sufficiency of which is hereby acknowledged, intending to be bound hereby, and upon the terms and subject to the conditions hereinafter set forth, the Parties hereto agree as follows:

1.           Revenue Participation.

1.1.           Calculation of Amount.  Subject to the terms and conditions of this Agreement, and in reliance on the concurrent execution of the Loan Agreement and issuance of the Notes, the Company hereby agrees to pay to each of the Lenders, in cash, on a pro rata basis based on their proportionate share of the aggregate funded principal amount outstanding under the Notes (which shall only include the amounts actually funded by the Lenders to the Company and shall exclude, without limitation, any interest under the Notes, any interest paid in kind that might otherwise be deemed principal and any unpaid Participation Payments) (the “Aggregate Principal”), an amount equal to 1.5% of all Company revenue generated during each monthly period (each, a “Calculation Period”) per each $500,000 of Aggregate Principal outstanding, pro rated for any amount in excess of $500,000 then outstanding (the “Participation Payments”), by the 10th day of each month following a Calculation Period (each, a “Payment Date”).  Company revenue shall be calculated consistently with the Company’s regularly prepared financial statements, and shall reflect all revenue calculated in accordance with generally accepted accounting principles, consistently applied.

1.2.           Delivery of Payment.  The Participation Payments shall be made to the Lenders by checks payable to the Lenders and delivered to Lenders by the Payment Date, unless otherwise agreed by Company and the Lenders.  Each Participation Payment shall be accompanied by a certificate, duly executed by the Company’s Chief Financial Officer, certifying the amount of Company revenue generated during the corresponding Calculation Period and setting forth the calculation for the Participation Payment (each, a “Participation Payment Certificate”).

1.3           Revenue True-up.  In the event Company revenue, as reported in the Company’s monthly, quarterly and annual financial statements, differs from the amount of Company revenue certified in the Participation Payment Certificates for the corresponding periods, then: (a) if the amount on the Participation Payment Certificate was lower, then the Company shall make an additional Participation Payment to the Lenders to provide them with the incremental payments that they would have received had the Participation Payments for the corresponding Calculation Periods accurately reflected the higher amount of Company revenue, or (b) if the amount on the Participation Payment Certificate was higher, then the Lenders shall pay to the Company an amount equal to the excess of the amount Lenders received from the Company pursuant to the Participation Payment Certificate for the corresponding Calculation Period over the amount that Lenders would have received had the Participation Payments for the corresponding Calculation Period accurately reflected the lower amount of Company revenue.  Each payment in connection with a true-up of a Participation Payment provided for herein shall be accompanied by a revised Participation Payment Certificate certifying the adjusted revenue figure and calculating the revised Participation Payment owing to the Lender.  Each Lender may elect to offset any true-up payment owing to the Company against future Participation Payments from the Company to such Lender.

2.           Termination of Participation Payments.  Upon payment in full of all (i) amounts of principal and accrued interest outstanding under the Notes, and (ii) Participation Payments outstanding under this Agreement, no further Participation Payments will be payable to the Lenders, and this Agreement shall terminate and shall be of no further force or effect.  For the avoidance of doubt, the Company shall be obligated to make pro-rated Participation Payments for the portion of the Calculation Period that elapsed during the month in which this Agreement is terminated pursuant to this Section 2.

3.           Amendment.  This Agreement may only be amended by written agreement of all the Parties.

4           Valid Agreement.  This Agreement when executed and delivered by all of the Parties shall constitute a valid and legally binding obligation of each of the Parties that is enforceable in accordance with its terms.

5.           Successors and Assigns.  The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by, Lenders’ successors and assigns.  The rights and obligations of the Company under this Agreement may not be assigned, without the prior written consent of the Lenders.

6.           Further Actions.  The Parties agree to execute any additional documents and take such further action as may be reasonably necessary to carry out the purposes of this Agreement.

7.           Governing Law; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, excluding the body of law relating to conflict of laws.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY

RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8.           Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect and shall be construed in accordance with the purposes, tenor and effect of this Agreement.

9.           Entire Agreement.  This Agreement embodies the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersedes all prior and contemporaneous written or oral communications or agreements between the Parties regarding such subject matter.  No amendment or addition hereto shall be deemed effective unless agreed to in a writing signed by all Parties.

10.           No Waiver; Cumulative Rights.  No failure on the part of the Lenders to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lenders of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy and power hereby granted to the Lenders or allowed it by law or other agreement shall be cumulative and not exclusive of any other and may be exercised by the Lenders from time to time.

11.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement.  Each of the Parties to this Agreement will be entitled to rely upon delivery by facsimile machine of an executed copy of this Agreement and acceptance of such facsimile copy will be legally effective to create a valid and binding agreement between the Parties in accordance with the terms hereof.

12.           Fees and Expenses.  Each Party shall be responsible for its own legal, accounting and transaction costs.  Notwithstanding the foregoing, the Company shall reimburse the Lenders for reasonable fees incurred by Lenders’ legal counsel in connection with the preparation, negotiation, execution, and enforcement of the Loan Documents.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Parties hereto have executed this Revenue Participation Agreement as of the day and year first set forth above.

COMPANY

SPICY PICKLE FRANCHISING, INC.

/s/
By: Mark Laramie
Its: Chief Executive Officer

LENDERS

THE REEDS

/s/
Presley Reed

/s/
Patricia Stacey Reed

THE BONANNOS

/s/
Raymond BonAnno

/s/
Joan BonAnno